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                                                                     Exhibit 4.2

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              THE HOCKEY COMPANY AND SPORT MASKA INC., AS ISSUERS

                                       AND

             THE SUBSIDIARY GUARANTORS NAMED THEREIN, AS GUARANTORS

                                       AND

                              THE BANK OF NEW YORK,
                                   AS TRUSTEE

                           ---------------------------

                          SECOND SUPPLEMENTAL INDENTURE
                            DATED AS OF MAY 22, 2003

                           ---------------------------

                               UNITS CONSISTING OF
           11 1/4% SENIOR SECURED NOTES OF THE HOCKEY COMPANY DUE 2009
            11 1/4% SENIOR SECURED NOTES OF SPORT MASKA INC. DUE 2009

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     SECOND SUPPLEMENTAL INDENTURE dated as of May 22, 2003 (the "SUPPLEMENTAL
INDENTURE") among The Hockey Company, a Delaware corporation (the "COMPANY"), Sport Maska Inc., a New Brunswick corporation ("SUBSIDIARY ISSUER" and, together with the Company, the "ISSUERS"), the Guarantors (as defined therein) and The Bank of New York, as trustee (the "TRUSTEE").

     WHEREAS, the Issuers and Guarantors have duly authorized, executed and delivered to the Trustee that certain Indenture, dated as of April 3, 2002 and as supplemented from time to time (the "INDENTURE"), pursuant to which the Issuers' 11 1/4% Senior Secured Note Units due 2009 (the "INITIAL UNITS"), each Unit consisting of $500 principal amount of 11 1/4% Senior Secured Notes of the Company (the "PARENT NOTES") and $500 principal amount of 11 1/4% Senior Secured Notes of Subsidiary Issuer (the "SUBSIDIARY ISSUER NOTES" and, together with the Parent Notes, the "NOTES"), were issued;

     WHEREAS, pursuant to Section 9.01(1) of the Indenture, the Issuers and the Guarantors, when authorized by a Board resolution, and the Trustee, together, may amend or supplement the Indenture, the Notes, the Parent Guarantee or the Guarantees without notice to or consent of any Holder to cure any ambiguity, defect or inconsistency; PROVIDED that such amendment or supplement does not adversely affect the rights of any Holder in any material respect;

     WHEREAS, the respective Boards of Directors authorized the Issuers and the Guarantors, as the case may be, to enter into a supplemental indenture in order, among other things, to clarify the definition of "change of control";

     AND WHEREAS, the parties wish to execute this Supplemental Indenture for the purposes stated above;

     NOW, THEREFORE, the Issuers and the Guarantors covenant and agree with the Trustee, for the benefit of those who shall hold the Initial Units and related Notes from time to time, as hereinafter set forth.


                                    ARTICLE I

                                  DEFINED TERMS

     In this Supplemental Indenture and in the recitals hereto, except as otherwise expressly provided herein or unless the context otherwise requires, words and expressions which are defined in the Indenture shall have the meanings, when used herein and in the recitals hereto, as are ascribed to them in the Indenture.

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                                   ARTICLE II

                           AMENDMENTS TO THE INDENTURE


     Upon execution and delivery of this Supplemental Indenture to the Trustee, the Indenture shall be amended as set forth below.

2.1 The definition of "CHANGE OF CONTROL" contained in Section 1.01 of the Indenture is hereby amended so as to read as follows:

          "CHANGE OF CONTROL" means the occurrence of one or more of the following events: (i) any Person or "Group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act)(other than the Permitted Holders) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) directly or indirectly, of 50% or more of the total outstanding Voting Stock of the Company; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors, or whose nomination for election by the shareholders of the Company has been approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or shoes election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or (iii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis to any Person or Group, together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture) that are not controlled, directly or indirectly, by the Permitted Holders; or (iv) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with this Indenture); PROVIDED, HOWEVER, that no Change of Control shall be deemed to have occurred as a result of any corporate reorganization in which a holding company is formed and as a result of which such holding company is or becomes the "beneficial owner" of 50% or more of the total outstanding Voting Stock of the Company; PROVIDED FURTHER, HOWEVER, that a Change of Control shall be deemed to have occurred at such time as any Person or Group is or becomes the "beneficial owner" directly or indirectly of 50% or more of the total outstanding Voting Stock of such holding company."

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                                   ARTICLE III

                            MISCELLANEOUS PROVISIONS

3.1  INTERPRETATION

          This Supplemental Indenture is a supplemental indenture executed pursuant to Section 9.01(1) of the Indenture. Upon execution, delivery and effectiveness pursuant to this Supplemental Indenture, the Indenture shall be modified and amended in accordance with this Second Supplemental Indenture.

3.2  SUCCESSORS AND ASSIGNS

          All covenants and agreements in this First Supplemental Indenture by the Issuers and the Guarantors or the Trustee shall bind and inure to the benefit of their respective successors and assigns.

3.3  GOVERNING LAW

          This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws. Each of the parties hereto agrees to submit to the jurisdiction of any state or federal court located in the State of New York in any action or proceeding arising out of or relating to this Supplemental Indenture.

3.4  DUPLICATE ORIGINALS

          The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be deemed an original, but all of them together shall represent the same agreement.

3.5  RATIFICATION BY TRUSTEE

          Except as expressly supplemented or amended as set forth in this Second Supplemental Indenture, the Indenture is hereby ratified and confirmed, and all the terms, provisions and conditions thereof shall be and continue in full force and effect. The Trustee accepts the trusts created by Indenture, as amended and supplemented by this Second Supplemental Indenture, and agrees to perform the same upon the terms and conditions in the Indenture as amended and supplemented by this Second Supplemental Indenture.

3.6  TRUSTEE DISCLAIMER

          The Trustee shall not be responsible in any matter whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture, except with respect to the execution hereof by the Trustee, nor shall the Trustee be responsible for or in respect of the recitals contained herein, all of which are made solely by the Issuers and the Guarantors.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.


                          THE HOCKEY COMPANY



                          By:  /s/  Robert A. Desrosiers
                             --------------------------------------------------
                             Name:  Robert A. Desrosiers
                             Title: Chief Financial Officer and Vice President,
                                    Finance and Administration


                          SPORT MASKA INC.


                          By:  /s/  Robert A. Desrosiers
                             --------------------------------------------------
                             Name:  Robert A. Desrosiers
                             Title: Vice President,
                                    Finance and Administration


                          SPORTS HOLDINGS CORP., as a Guarantor


                          By:  /s/  Robert A. Desrosiers
                             --------------------------------------------------
                             Name:  Robert A. Desrosiers
                             Title: Vice President,
                                    Finance and Administration


                          MASKA U.S., INC., as a Guarantor


                          By:  /s/  Robert A. Desrosiers
                             --------------------------------------------------
                             Name:  Robert A. Desrosiers
                             Title: Vice President,
                                    Finance and Administration

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                          SLM TRADEMARK ACQUISITION CORP., as a Guarantor


                          By:  /s/  Robert A. Desrosiers
                             --------------------------------------------------
                             Name:  Robert A. Desrosiers
                             Title: Vice President,
                                    Finance and Administration


                          WAP HOLDINGS INC., as a Guarantor


                          By:  /s/  Robert A. Desrosiers
                             --------------------------------------------------
                             Name:  Robert A. Desrosiers
                             Title: Vice President,
                                    Finance and Administration


                          SLM TRADEMARK ACQUISITION CANADA CORP.,
                          as a Guarantor


                          By:  /s/  Robert A. Desrosiers
                             --------------------------------------------------
                             Name:  Robert A. Desrosiers
                             Title: Vice President,
                                    Finance and Administration


                          JOFA AB, as a Guarantor


                          By:  /s/  Robert A. Desrosiers
                             --------------------------------------------------
                             Name:  Robert A. Desrosiers
                             Title: Authorized Signatory


                          JOFA HOLDING AB, as a Guarantor


                          By:  /s/  Robert A. Desrosiers
                             --------------------------------------------------
                             Name:  Robert A. Desrosiers
                             Title: Authorized Signatory

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                          NORDIC HOCKEY COMPANY AB, as a Guarantor


                          By:  /s/  Robert A. Desrosiers
                             --------------------------------------------------
                             Name:  Robert A. Desrosiers
                             Title: Authorized Signatory


                          THE BANK OF NEW YORK, as Trustee


                          By:  /s/  Patricia M. Phillips
                             --------------------------------------------------
                             Name:  Patricia M. Phillips
                             Title: Assistant Vice President